UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2021

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BPMC	Nasdaq Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Scientific Officer

On May 17, 2021, Blueprint Medicines Corporation (the “Company”) announced the appointment of Percy H. Carter, MBA, Ph.D., as the Chief Scientific Officer of the Company and the entry into an employment agreement with Dr. Carter that provides for “at will” employment, in each case, effective as of May 19, 2021.

Dr. Carter brings more than 20 years of global leadership in pharmaceutical companies and industry experience. Prior to joining Blueprint Medicines, Dr. Carter, age 51, served as Chief Scientific Officer at FibroGen, Inc. between September 2020 and May 2021. Between June 2019 and September 2020, he served as Global Head of Discovery Sciences at Janssen Pharmaceuticals, Inc., a division of Johnson & Johnson, where he led more than 700 employees comprising several key research and discovery functions, and drove the synthetic discovery strategy in collaboration with partners across various therapeutic areas. From August 2001 to May 2019, Dr. Carter held roles of increasing responsibility in drug discovery, covering all therapeutic areas, drug platforms and stages of discovery at Bristol-Myers Squibb (“BMS”), including serving as Senior Vice President and Head of Discovery between November 2018 and May 2019. Prior to his experience at BMS, he was Senior Research Scientist in Chemical and Physical Sciences at DuPont Pharmaceuticals, until it was acquired by BMS in 2001. Dr. Carter is an inventor or co-inventor on more than 28 U.S. patents, and has authored or co-authored numerous peer-reviewed publications. Dr. Carter received an A.B. in Chemistry from Dartmouth College and a Ph.D. in Organic Chemistry from Harvard University. In addition, he received an MBA from Massachusetts Institute of Technology.

Pursuant to the terms of his employment agreement, Dr. Carter is entitled to an annual base salary of $550,000. Dr. Carter is also eligible for an annual performance bonus targeted at 45% of his base salary. For the year ending December 31, 2021, Dr. Carter will be eligible to receive a pro-rated bonus based upon the period of time he was employed by the Company. Subject to the terms of the employment agreement, the Company will provide a sign-on bonus of up to $200,000 to Dr. Carter. In addition, the Company will gross-up applicable income taxes incurred in connection with such sign-on bonus. Subject to the terms of the employment agreement, the Company will also reimburse to Dr. Carter or pay to third parties on his behalf all reasonable and documented expenses incurred in connection with Dr. Carter’s relocation to the Cambridge, Massachusetts area, up to a maximum aggregate amount of $150,000. In addition, the Company will gross-up any taxes incurred on eligible relocation expenses reimbursed to Dr. Carter or paid to third parties on his behalf, and following Dr. Carter’s relocation, the Company will also pay him a one-time, lump sum relocation allowance in the amount of $10,000 to use in his discretion to cover expenses related to his relocation to the Cambridge, Massachusetts area. If within specific time periods Dr. Carter either terminates his employment without good reason (as defined in the employment agreement) or is terminated for cause (as defined in the employment agreement), Dr. Carter is obligated to repay all or a portion of any sign-on bonus and associated tax gross-up he received; the aggregate relocation expenses reimbursed to Dr. Carter or paid to third parties on his behalf, and the associated tax gross-up; and the relocation allowance, all subject to the terms of the employment agreement.

Subject to the terms of the employment agreement, effective June 1, 2021, Dr. Carter will also be granted (i) a non-qualified stock option to purchase 39,200 shares of the Company’s common stock at an exercise price per share equal to the closing price of the Company’s common stock on the date of grant, (ii) 19,600 restricted stock units, and (iii) restricted stock units with an aggregate grant date fair value of $200,000. Each restricted stock unit will entitle Dr. Carter to one share of the Company’s common stock if and when the restricted stock unit vests. The stock option will have a ten-year term and will vest as to 25% of the shares underlying the stock option on the first anniversary of the date of grant and as to an additional 1/48th of the shares underlying the stock option monthly thereafter, subject to Dr. Carter’s continued full employment with the Company through each applicable vesting date. The restricted stock unit award will vest in four equal annual installments beginning on the first anniversary of the date of grant, subject to Dr. Carter’s continued full employment with the Company through each applicable vesting date. Dr. Carter is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans.

Pursuant to the terms of his employment agreement, if Dr. Carter’s employment is terminated by the Company without cause or by Dr. Carter for good reason, and subject to Dr. Carter’s execution of a release of potential claims against the Company, Dr. Carter will be entitled to receive: (i) base salary for 12 months, payable in substantially equal installments according to the Company’s payroll practices and (ii) a monthly cash payment for 12 months for medical and dental benefits or Dr. Carter’s COBRA health continuation period, whichever ends earlier. However, in the event that Dr. Carter’s employment is terminated by the Company without cause, or Dr. Carter terminates his employment with the Company for good reason, in either case within 12 months following the occurrence of a sale event (as defined in his employment agreement), in lieu of the severance payments and benefits described in the preceding sentence and subject to Dr. Carter’s execution of a release of potential claims against the Company, Dr. Carter will be entitled to receive: (i) a lump sum in cash in an amount equal to the sum of 12 months of Dr. Carter’s base salary then in effect plus Dr. Carter’s target annual incentive compensation for the year in which the termination occurs, (ii) a monthly cash payment for 12 months for medical and dental benefits or Dr. Carter’s COBRA health continuation period, whichever ends earlier, and (iii) full and immediate vesting and exercisability of all time-based stock options and other time-based stock-based awards held by Dr. Carter.

In connection with Dr. Carter’s appointment as the Chief Scientific Officer, Dr. Carter will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-202938) filed with the Securities and Exchange Commission on March 23, 2015. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Dr. Carter for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our officers. Dr. Carter has also previously entered into a confidentiality, assignment and non-competition agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Dr. Carter’s employment and for 12 months thereafter.

Dr. Carter has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Dr. Carter and any other person pursuant to which he was appointed as an officer of the Company.

The foregoing description of the employment agreement with Dr. Carter is qualified in its entirety by reference to the complete text of such agreement, which the Company intends to file with the Securities and Exchange Commission (“SEC”) as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending on June 30, 2021. A copy of the Company’s press release announcing Dr. Carter’s appointment as the Chief Scientific Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Blueprint Medicines Corporation on May 17, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: May 17, 2021	By:	/s/ Jeffrey W. Albers
Jeffrey W. Albers
Chief Executive Officer

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